                                                                     EXHIBIT 1.2


                                   AGREEMENT


         This Letter Agreement (the "Agreement") is made and entered into as of May 31, 1996 by and among Apollo Jewelry Partners, L.P. ("Apollo Jewelry"), AIF II, L.P., the general partner of Apollo Jewelry ("AIF II" and collectively, "Apollo"), and Zale Corporation (the "Company").

                                    RECITALS

         Apollo Jewelry owns 4,849,654 shares of Common Stock plus Warrants to purchase 26,200 shares of Common Stock (the "Warrants") of Zale Corporation (the "Company"). The Company understands that Apollo Jewelry intends to exercise the Warrants and thereby own an aggregate of 4,875,854 shares of Common Stock (herein, the "Secondary Shares").

         In connection with the filing by the Company of a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the sale of (i) newly issued shares by the Company (hereinafter, the "Primary Shares") and (ii) the Secondary Shares in an underwritten public offering (the "Offering") to be managed by Salomon Brothers Inc, McDonald & Company Securities and Paine Webber Incorporated (the "Underwriters"), the Company and Apollo hereby agree as follows:

                                   AGREEMENT

         1.      EXPENSES.

                 Subject to the qualifications herein set forth, Apollo will reimburse the Company for all out-of-pocket expenses incurred by the Company in connection with the registration of the Primary Shares and the Secondary Shares, relating to (i) expenses of printing or other production of documents relating to the Offering; (ii) registration, filing and examination fees payable to the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. and any applicable state (blue sky) securities administrator in connection with the registration and qualification of the Primary and Secondary Shares for the Offering; and (iii) fees and expenses of the Company's professional advisors, including the Company's legal counsel and its independent public accountants; provided however, that any such expenses in excess of $275,000 shall be borne 50% by Apollo and 50% by the Company. Notwithstanding the foregoing (i) all underwriting discounts and commissions with respect to the Offering of the Secondary Shares will be borne solely by Apollo, and (ii) all underwriting discounts and commissions with respect to the offering of the Primary Shares will be borne solely by the Company. It is understood by the parties hereto that the fees and expenses of the Underwriters' professional advisors will be borne solely by the Underwriters.

         2.      REPRESENTATIONS AND INDEMNIFICATION.

                 (a) In connection with the Offering of the Secondary Shares, and subject to Apollo having an opportunity to review the final prospectus included in the Company's registration statement, and all amendments and supplements thereto, as the same is filed with, and as the same is declared effective by, the SEC with respect to the Offering (the "Prospectus"), Apollo will represent to the Company that based on Apollo's review of the Prospectus, nothing has come to Apollo's attention (but without independent verification) that has caused Apollo to believe that the Prospectus contains any untrue statement of a material fact.

                 (b)      Subject to the time limitation set forth in paragraph
         (d) below, the Company will indemnify and hold harmless each of Apollo, its directors, officers, partners and each person, if any, who controls Apollo within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) ("Loss" or "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Apollo specifically for inclusion therein.

                 (c)      Subject to the time limitation set forth in paragraph
         (d) below, Apollo will indemnify and hold harmless each of the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Apollo expressly for use therein; provided however, that in no event shall Apollo be responsible for any amount in excess of the consideration received by Apollo from the sale of the Secondary Shares.

                 (d) If any action, suit or proceeding shall be brought under this Paragraph 2, the indemnified party shall promptly notify the indemnifying party, and the indemnifying party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Notwithstanding the foregoing, any claim for indemnity pursuant to this Paragraph 2 must be asserted by notice of any such action, suit or proceeding to the indemnifying party on or prior to the third anniversary of the date hereof; provided, however, that if notice is so given, the indemnity obligations of the indemnifying party with respect to such noticed claim shall continue beyond the third anniversary of the date hereof.

                 (e) In the event that the indemnity provided in this Paragraph 2 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Apollo agree to contribute to the aggregate Losses to which the other may be subject in such proportion as is appropriate to reflect the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations.

         3.      MISCELLANEOUS.

                 (a) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto, including, without limitation, that certain agreement, dated May 22, 1996 between the Company and Apollo. Further, this Agreement may be amended only by a writing executed by the party to be bound thereby.

                 (b) This Agreement shall be governed and be construed in accordance with the laws of New York, other than its rules regarding choice of law.

                 (c) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinafter set forth:

         If to the Company, to:

                        Zale Corporation
                        901 West Walnut Hill Lane
                        Irving, TX  75038
                        Attention:     Alan P. Shor
                                       Senior Vice President and
                                       General Counsel

         If to Apollo, to:

                        Apollo Advisors, L.P.
                        2 Manhattanvile Road
                        Purchase, New York  10577
                        Attention:     Michael D. Weiner
                                       Vice-President


                 (d) It is expected that the subject matter herein, other than with respect to Paragraph 1, will be superseded by an underwriting agreement among the Underwriters, the Company and Apollo.

         IN WITNESS WHEREOF, the parties execute this Agreement as of the date first written above.


                                    APOLLO JEWELRY PARTNERS, L.P.,


                                    By: /s/   MICHAEL D. WEINER
                                       -----------------------------------
                                             Authorized Signatory


                                    AIF II, L.P.


                                    By: /s/   MICHAEL D. WEINER
                                       -----------------------------------
                                             Authorized Signatory


                                    ZALE CORPORATION


                                    By: /s/ ALAN P. SHOR
                                       -----------------------------------
                                            Alan P. Shor
                                            Senior Vice President, General
                                            Counsel and Secretary